NORTH CAROLINA
Department of the Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF MERGER

OF

ACQCO, LLC

INTO

CURE BASED DEVELOPMENT, LLC

the original of which was filed in this office on the 20th day of December, 2018.

Scan to verify online.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 20th day of December, 2018.

Elaine F. Marshall

Secretary of State

Certification# C201835400803-1 Reference# C201835400803-1
Verify this certificate online at http://www.sosnc.gov/verification

SOSID: 1654864
Date Filed: 12/20/2018 5:02:00 PM
Elaine F. Marshall
North Carolina Secretary of State
C2018 354 00803

State of North Carolina
Department of the Secretary of State

ARTICLES OF MERGER

Pursuant to North Carolina General Statute Sections 55-11-05(a), 55-11-12, 55A-11-09(d), 55A-11-04, 57D-9-42, 59-73.32(a) and 59-1072(a), as applicable, the undersigned entity does hereby submit the following Articles of Merger as the surviving business entity in a merger between two or more business entities.

1. The name of the surviving entity is Cure Based Development, LLC, a *(check one)* ☐ corporation, ☐ nonprofit corporation, ☐ professional corporation, ☑ limited liability company, ☐ limited partnership, ☐ partnership, ☐ limited liability partnership organized under the laws of Nevada *(state or country)*.

2. The address of the surviving entity is:

   Street Address: 5300 Old Pineville Rd., Suite 150 City: Charlotte

   State: NC Zip Code: 28217 County: Mecklenburg

   (a) *(Complete only if the surviving business entity is a foreign business entity that is not authorized to transact business or conduct affairs in North Carolina.)* The mailing address of the surviving foreign business entity is:

   Street Address:__________ City:__________

   State:__________ Zip Code:__________ County:__________

   The Surviving foreign business entity will file a statement of any subsequent change in its mailing address with the North Carolina Secretary of State.

3. For each merging entity: *(if more than one, complete on separate sheet and attach.)*

   The name of the merged entity is AcqCo, LLC, a *(check one)* ☐ corporation, ☐ nonprofit corporation, ☐ professional corporation, ☑ limited liability company, ☐ limited partnership, ☐ partnership, ☐ limited liability partnership organized under the laws of North Carolina *(state or country)*.

   The mailing address of each merging entity is: *(if more than one, complete on separate sheet and attach)*
   Street Address: 4521 Sharon Road, Suite 450 City: Charlotte

   State: NC Zip Code: 28211 County: Mecklenburg

4. If the surviving business entity is a domestic business entity, the text of each amendment, if any, to the Articles of Incorporation, Articles of Organization, or Certificate of Limited Partnership within the Plan of Merger is attached.

5. A Plan of Merger has been duly approved in the manner required by law by each of the business entities participating in the merger.

Provide the information in Items 6 and 7 below for a merger between a parent unincorporated entity and a subsidiary corporation or corporations. (§55-11-12)

6. The terms and conditions of the merger are attached. (§55-11-12 mergers only)

7. Information concerning the manner and basis of converting the interests in each merging business entity into interests, obligations, or securities of the surviving business entity, or into cash or other property in whole or in part, or of cancelling the interests is attached. (§55-11-12 mergers only)

8. These articles will be effective upon filing unless a delayed date and/or time is specified 3:30 PM .

This the 20th day of December , 2018 .

Cure Based Development, LLC
Name of Entity

Signature

R. Scott Coffman, Manager
Type or Print Name and Title

NOTES:
1. Filing fee is $50 for For-profit entities.
2. Filing fee is $25 when the surviving business entity is a Non-profit corporation.
3. This document must be filed with the Secretary of State. Certificate(s) of Merger must be registered pursuant to the requirements of N.C.G.S. Section 47-18.1